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                                                                   Exhibit 10.14

            OPENSITE CONCIERGE AUCTION HOSTING AND SERVICES AGREEMENT


      THIS AUCTION HOSTING AND SERVICES AGREEMENT (the "Agreement"), is made and entered into effective as of _____, 1999 (the "Effective Date") by and between OPENSITE TECHNOLOGIES, INC., a Delaware corporation ("OpenSite"), and _____, a _____ corporation (the "Client").

      WHEREAS, OpenSite develops and markets certain computer software products known as OpenSite Auction for creating and operating Internet-based auctions (the "Software") and develops, administers and maintains auction sites and hosts Internet-based auctions for its clients using the Software; and

      WHEREAS, Client desires for OpenSite to develop, administer, and maintain an auction site and host an Internet-based auction open to the public for Client upon the terms and conditions herein.

      NOW THEREFORE, in consideration of the mutual agreements and representations and warranties set forth herein, OpenSite and Client hereby agree as follows:


1.    DEFINITIONS.

      (a) Auction Items. The term "Auction Items" shall mean all products or other items or services offered by Client for auction on the Auction Site.

      (b) Auction Policies. The term "Auction Policies" shall mean OpenSite's policies as listed on Exhibit A governing the Auction Site and the conduct of Internet-based auctions, as in effect and as may be amended from time to time by OpenSite within its sole discretion and upon reasonable notice to Client.

      (c) Auction Services. The term "Auction Services" shall mean OpenSite's business of developing, administering, and maintaining Internet-based auction Web sites and the hosting thereof. A description of Auction Services is attached hereto as Exhibit B.

      (d) Auction Site. The term "Auction Site" shall mean the web pages constituting Client's site on the Internet through which the Auction Items are made accessible to Client's Customers and through which Auction Services are provided by OpenSite.

      (e) Client Content. The term "Client Content" shall mean all information provided by Client to be included on the Auction Site, including without limitation, listings and descriptions of the Auction Items, animations, images, trademarks, logos, photographs, sounds, texts, and video segments.

      (f) Client's Customers. The term "Client's Customers" shall mean any person authorized by Client or OpenSite to have access to, or participate in, the Auction Site.

      (g) Errors. The term "Errors" shall mean any failure of the Auction Site to conform to the "Specifications," as defined herein. Notwithstanding the foregoing, any nonconformity resulting from the alteration or misuse by Client, Client's Customers, or any other third party shall be not an Error.

      (h) Internet. The term "Internet" shall mean the principal international network interconnecting computers and other networks through the Internet Protocol and all web pages and web sites that can be accessed thereby.

      (i) Prohibited Content. The term "Prohibited Content" shall mean all information, whether or not included in Client Content, that OpenSite determines, without any duty of investigation, and within its sole discretion to be: (i) obscene, in poor taste, or otherwise socially objectionable; (ii) false, misleading, or libelous; (iii) in violation of any international, federal, state, or local law, statute, regulation, or rule; or (iv) infringing upon or in violation of any copyright, patent, service mark, trademark, or any other intellectual or proprietary right of any third party.


      (j) Web Server. The term "Web Server" shall mean all of the shared hardware and software located at OpenSite's location or at such other location as may be designated by OpenSite that are necessary to host the Auction Site and to make the Auction Site available to Client's Customers on the Internet.

2.    DEVELOPMENT OF AUCTION SITE.

      (a) Development of Auction Site. As soon as practicable after the Effective Date, OpenSite and Client shall mutually agree on: (i) the functional specifications, the graphics, and the "look and feel" of the Auction Site, all of which shall be attached hereto as Exhibit C (the "Specifications") and (ii) the schedule for the development by OpenSite of the Auction Site which shall be attached hereto as Exhibit D (the "Schedule"). OpenSite shall use its commercially reasonable efforts to develop the Auction Site in accordance with the Specifications and the Schedule. Client hereby acknowledges and agrees that, subject to the Schedule and the Specifications, OpenSite shall determine in its sole discretion the method and manner in which OpenSite develops the Auction Site. If the Specifications provides for any custom development work, Client shall pay OpenSite for such custom development work in accordance with OpenSite's standard fees and hourly rates, a copy of which are attached hereto in Exhibit E.

      (b) Changes to the Specifications. If Client desires to change the Specifications, Client shall notify OpenSite. All such changes to the Specifications shall be made by OpenSite pursuant to the terms and conditions of a separate Consulting Services Agreement and not pursuant to the terms and conditions of this Agreement. Client hereby acknowledges and agrees that such changes to the Specifications may result in one or more of the following: (i) changes to the Schedule; (ii) delays in the development of the Auction Site; or
(iii) custom development work.

      (c) Client Content. Client shall provide Client Content required for the development of the Auction Site to OpenSite in accordance with the Schedule. Client hereby acknowledges and agrees that it shall be solely responsible for the accuracy and completeness of Client Content and that OpenSite shall not have any duty or obligation to review Client Content or to confirm its accuracy or completeness. Notwithstanding the foregoing, OpenSite reserves the right to refuse to include in the Auction Site any Prohibited Content.

      Client hereby grants OpenSite a non-exclusive and royalty-free license during the term of this Agreement to use Client Content in connection with the Auction Site as contemplated by this Agreement. Client Content and any HTML modified version of Client Content, is the sole and exclusive property of Client or its Licensors. Except for the limited license to use Client Content, including any HTML modified version of Client Content, set forth in the foregoing sentences, OpenSite has no rights in or to Client Content, and OpenSite shall not use Client Content except as described herein.

      (d) Acceptance. Upon the completion of the development of the Auction Site, OpenSite shall provide Client access to the Auction Site on the Web Server for the sole purpose of examining the Auction Site. As soon as practicable thereafter,


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OpenSite and Client shall examine the Auction Site and shall determine, on the mutually agreed terms described in the Specifications, whether the Auction Site substantially conforms to the features and functions set forth in the Auction Services. If the Auction Site does not substantially conform to the features and functions set forth in the Auction Services, then Client shall notify OpenSite and OpenSite shall, at its cost and expense and as soon as practicable after receipt of such notice, make such changes as are necessary such that the Auction Site substantially conforms to the features and functions set forth in the Auction Services. As soon as practicable thereafter, OpenSite and Client shall reexamine the Auction Site to determine whether the Auction Site substantially conforms to the features and functions set forth in the Auction Services. OpenSite and Client shall repeat the foregoing procedures until such time as the Auction Site conforms in all material respects to the features and functions set forth in the Auction Services.

      (e) Hosting. OpenSite shall host and operate the Auction Site on the Web Server, for and on behalf of Client, solely for the purpose of running auctions of the Auction Items. OpenSite shall provide Client storage capacity on the Web Server and necessary system and file back-up as set forth in the Specifications.

      (f) Auction Services. During the Term and subject to the terms and conditions hereof, OpenSite shall provide the Auction Services for and on behalf of Client. Client agrees to comply with the Auction Policies.

      (g) Auction Listings. Client hereby grants to OpenSite the right to access, reproduce, display and distribute a list of the Auction Items and the descriptions thereof provided by Client through a search service (the "Search Service") located on OpenSite's corporate Website on the Internet or any other Website on the Internet that is owned or controlled by OpenSite or a strategic partner of OpenSite. Client hereby acknowledges and agrees that the Search Service may contain listings and descriptions of auction items of others which may include listings of similar or competing items.


3.    MAINTENANCE OF THE AUCTION SITE AND TRAINING.

      (a) Continuous Operation. OpenSite shall use its commercially reasonable efforts to maintain the operation of the Web Server and access to the Auction Site by Client's Customers continuously on a twenty four (24) hours a day three hundred and sixty five (365) day a year basis. Notwithstanding the foregoing, OpenSite may, from time to time and upon reasonable notice to Client, shut down the Web Server and the Auction Site during off-peak hours as reasonably necessary to perform maintenance or install upgrades.

      (b) Correction of Errors. OpenSite shall use its reasonable best efforts to maintain the Auction Site so that it continues to conform to the features and functions set forth in the Auction Services, including the correction of Errors as soon as practicable after receipt of notice thereof from Client.


4.    FEES.

      (a) Fee Schedule. In consideration of the services provided by OpenSite to Client pursuant to this Agreement, Client shall pay OpenSite the fees set forth on Exhibit F attached hereto. All such fees shall be due and payable by Client to OpenSite in accordance with the payment terms and conditions set forth on Exhibit F.

      (b) Taxes. The fees set forth on Exhibit A may not include applicable local, state, or federal excise, personal property, sales, use, or other duties or taxes. The agrees that it shall be responsible for the collection, reporting, remittance and payment of all such applicable duties and taxes.

      (c) Late Payment; Default in Payment. Any amount not paid within thirty
(30) days after the date due shall bear interest from the date due until paid at the rate of one and one-half percent (1-1/2%) per month or, if less, the highest rate allowed by applicable law.

5.    CLIENT OBLIGATIONS.

      In connection with the sale and purchase of Auction Items on the Auction Site, Client shall be solely responsible for: (i) shipping and delivering the Auction Items to the purchasers thereof; (ii) billing the purchasers for all amounts due; (iii) collecting all amounts due from the purchasers; and (iv) handling all purchaser complaints and questions. OpenSite shall be responsible only to forward to Client each purchaser's name, address, and email address as provided to OpenSite by such purchaser. OpenSite shall not take possession of or any interest in the Auction Items. Further, it shall not be responsible for shipping, delivery, billing, collection, or responding to purchaser complaints and questions not relating to operation of the Auction Site. OpenSite shall not have any liability or responsibility for any auction conducted for third parties by Client through the Auction Services.


6. REPRESENTATIONS AND WARRANTIES OF CLIENT. Client hereby represents and warrants to OpenSite that:

      (a) Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation, and has all requisite power and authority to execute and deliver this Agreement and to perform its duties and obligations hereunder.

      (b) Client Content does not and shall not contain any Prohibited Content.

      (c) Client either: (i) is the sole owner of Client Content free and clear of all claims and rights of third parties or (ii) has all licenses from third parties necessary to grant OpenSite the license set forth in Section 2(c) to use Client Content.

      (d) Client has obtained all rights necessary for the sale of the Auction Items by Client free and clear of all liens, security interests, and other encumbrances.

7. REPRESENTATIONS AND WARRANTIES OF OPENSITE OpenSite represents and warrants to client that:

      (a) OpenSite will operate the site in a professional and workmanlike manner by qualified personnel.

      (b) The Auction Site (including updates and upgrades) in the form delivered by OpenSite, will be able to calculate and compare date data between the twentieth and twenty-first centuries, without impairment in function, when used in accordance with the documentation provided by OpenSite, but only if all associated products, such as hardware, software and firmware used in combination with the Software properly exchange date data with the underlying Software. In case of a breach of the above warranty, OpenSite shall correct the defect, and, if such correction is not reasonably possible, OpenSite shall upon Client's request, refund all service fees and any maintenance and support fees paid after January 1, 2000.

      (c) OpenSite is the owner of the Software and it has all necessary right, title and interest to enter into and fulfill its obligations to Client hereunder.


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8.    DISCLAIMER AND LIMITATION OF LIABILITY

      (a) Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, OPENSITE DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, REGARDING THE AUCTION SITE, THE SOFTWARE OR ANY SERVICES PROVIDED BY OPENSITE UNDER THIS AGREEMENT. FURTHER, OPENSITE DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING: (I) THE SUCCESS OF ANY AUCTION REQUESTED BY CLIENT AND HOSTED BY OPENSITE; (II) THE ACCURACY OR COMPLETENESS OF CLIENT CONTENT; (III) THE SECURITY OF THE AUCTION SITE; OR (IV) THE QUALITY OR CONTINUITY OF THIRD PARTY TELECOMMUNICATIONS SYSTEMS, INFORMATION SYSTEMS OR SERVICES. CLIENT HEREBY ACKNOWLEDGES AND AGREES THAT THE INTERNET IS NOT CONTROLLED, OPERATED, OR OWNED BY A SINGLE ENTITY, AND AS A RESULT, OPENSITE DOES NOT MAKE ANY REPRESENTATION OR WARRANTY THAT ANY CLIENT CUSTOMER SHALL BE ABLE TO ACCESS THE AUCTION SITE AT ANY PARTICULAR TIME.

      (b) Limitation of Liability. OPENSITE SHALL NOT BE LIABLE TO CLIENT FOR CONSEQUENTIAL, INCIDENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE, EVEN IF OPENSITE IS NOTIFIED OF THE LIKELIHOOD OF SUCH DAMAGES. OPENSITE SHALL NOT BE LIABLE TO CLIENT FOR DAMAGES RESULTING FROM A THIRD PARTY ACCESSING THE WEB SERVER OR THE AUCTION SITE. NOTWITHSTANDING THE FOREGOING, OPENSITE'S LIABILITY HEREUNDER FOR ANY CAUSE SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO OPENSITE FOR THE (3) THREE MONTH PERIOD IMMEDIATELY PRECEDING ANY CLAIM.

8.    CONFIDENTIALITY

      OpenSite and Client agree that all information provided to the other during the Term constitutes the proprietary and valuable property of the disclosing party (the "Confidential Information"). Except as required in connection with this Agreement, as required by law, or with the prior consent of the other party, during the Term and for a period of three (3) years after the termination of this Agreement, OpenSite and Client shall not use, copy, recreate, or disclose the Confidential Information of the other party. OpenSite and Client shall use their respective best efforts to ensure and preserve the confidentiality of the other party's Confidential Information. Upon the termination of this Agreement, OpenSite and Client shall return to the other all Confidential Information, and all of copies thereof, of the other party. Notwithstanding the foregoing, Confidential Information shall not include: (i) information that at the time of its disclosure was or thereafter becomes part of the public domain through no act or omission of the receiving party; (ii) information that was in the receiving party's lawful possession prior to the time of the disclosure; (iii) information that is thereafter lawfully disclosed to the receiving party by a third party under no obligation of confidentiality with respect to such information; and (iv) information that is thereafter independently developed by the receiving party without access to the Confidential Information of the other party as shown by written record maintained contemporaneously with such development.

9.    OWNERSHIP

      Client hereby acknowledges and agrees that OpenSite owns all intellectual property rights in and to the Software and the Auction Sites, excluding the rights with respect to Client Content that are retained or granted to Client in
Section 2(c) hereof. Client also acknowledges and agrees that this is an agreement for services only, and OpenSite does not grant to Client any right, title, interest or license in or to the Software.


10.   INDEMNIFICATION

      (a) Indemnification by OpenSite. OpenSite shall indemnify, defend and hold harmless Client against any loss, damage or expense incurred by Client as a result of claims, actions, or proceedings brought by any third party alleging infringement by the Software, the Auction Services, Documentation, Updates, and Enhancements relating thereto of copyright, trademark, patent, or other proprietary rights, and against its reasonable attorneys' fees and any money damages or costs awarded in respect of any such claim(s) and any suit raising any such claim(s); provided, however, that (a) Client shall have given OpenSite prompt written notice of any such claim, demand, suit or action; (b) Client shall cooperate with said defense by complying with OpenSite's reasonable instructions and requests to Client in connection with said defense; and (c) OpenSite shall have control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof. If a temporary or permanent injunction is obtained against Client's use of the Software or Auction Site as a result of the matters described in this section, OpenSite shall, at its option and expense, either procure for Client the right to continue using the Software or Auction Site or replace or modify the Software or Auction Site or infringing portion thereof so that it no longer infringes the alleged proprietary right. This Section 10(a) sets forth the exclusive remedy of Client against OpenSite with respect to any action or claim described herein. OpenSite shall not indemnify Client for uses, damages or expenses incurred by Client as a result of claims, actions or proceedings brought by any third party based on code or design specifications provided to OpenSite by Client.


      (b) Indemnification by Client. Client shall defend, indemnify and hold harmless OpenSite against all claims, including without limitation, any tax claims or assessments, lawsuits, liabilities, losses, costs, and expenses (including reasonable attorneys' fees) suffered or incurred as a result of: (i) any acts of negligence or willful misconduct by any employees of Client relating to this Agreement; (ii) code or design specifications provided by Client to OpenSite in connection with OpenSite's performance hereunder and (iii) the sale of the Auction Items by Client, including without limitation the shipping, delivery, billing, and collection with respect to the Auction Items and the failure by Client to collect or pay any taxes or fees which it is obligated to pay in connection with the sale of the Auction Items. Client will indemnify OpenSite against its reasonable attorneys' fees and any money damages or costs awarded in respect of any such claim(s) and any suit raising any such claim(s).

      (c) Notice. A party claiming indemnification shall give the other party prompt written notice of all claims, provide reasonable cooperation in its investigation and defense, and permit the other party to defend the claims at its expense with legal counsel of its choice.


11.   TERM AND TERMINATION

      (a) Term. Unless earlier terminated as provided herein, the initial term of this Agreement shall begin on the Effective Date and shall continue for a period of one year. (the


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"Term"). After the initial term, this Agreement shall automatically renew for successive one-year intervals unless terminated by either party as set forth in this Agreement.

      (b) Termination Upon Notice. Either party hereto may terminate this Agreement for any reason upon ninety days written notice to the other. A party may terminate this Agreement immediately upon delivery of notice to the other:
(i) if such other breaches any provision of this Agreement and such breach remains uncured for a period of thirty (30) days following the delivery of notice of such breach; (ii) if such other becomes insolvent or makes a general assignment for the benefit of creditors; or (iii) if such other files a petition in bankruptcy or an involuntary petition in bankruptcy is filed against it.

      (c) Effect of Termination. Upon the termination of this Agreement: (i) Client shall pay all amounts due to OpenSite hereunder, and (ii) OpenSite shall, upon request, return to Client all of Client Content, and the HTML modified version of Client Content.

      (d) Termination of Auctions. OpenSite reserves the right to terminate, suspend, or limit access to any auction which it determines: (i) contains Prohibited Content; or (ii) violates OpenSite's then current Auction Policies.


12.   MISCELLANEOUS

      (a) Force Majeure. Neither OpenSite nor Client shall be responsible for delays or failures to perform their respective duties and obligations hereunder to the extent that such delays or failures result from acts of God, strikes, lockouts, riots, war, epidemics, governmental regulations, fire, power failures, materials shortages, earthquakes, other natural elements, or any other act beyond such party's control.

      (b) Relationship of the Parties. For all purposes, OpenSite and Client shall be deemed to be independent contractors and nothing contained herein shall be deemed to constitute a joint venture, partnership, employer-employee relationship, or other agency relationship.

      (c) Notices. All notices, consents, approvals, invoices, reports, and other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made, and received when personally delivered, when sent by facsimile, with confirmation, when sent by a nationally recognized overnight delivery service, delivery charges prepaid, or when sent by certified mail, postage prepaid and return receipt requested, addressed to OpenSite at P.O. Box 12542 Research Triangle Park, North Carolina 27709, Facsimile Number (919) 544-9367, Attention: Vice President - Business Affairs, and addressed to Client at:,Facsimile Number, Attention:

      (d) Effect. This Agreement shall be binding upon and inure to the benefit of OpenSite and the Client and their respective successors and permitted assigns.

      (e) Entire Agreement. This Agreement, together with any Exhibits hereto, constitutes the entire agreement between OpenSite and Client with respect to the subject matter hereof and supersedes all or any prior written or oral understandings or agreements with respect to the subject matter hereof.

      (f) Defined Terms. Unless and except as the context requires otherwise, defined terms when used in this Agreement in the singular shall include the plural and when used in the plural shall include the singular.

      (g) Modification. No provision of this Agreement, including the provisions of this Section, and the Exhibits hereto, may be amended, modified, or deleted, except by an agreement in writing executed by OpenSite and Client.

      (h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

      (i) No Assignment. Neither this Agreement nor any interest herein may be assigned by either OpenSite or Client without the consent of the other; provided, however no such consent shall be required in connection with the sale of all or substantially all the assets or stock of a party, whether by merger, sale or otherwise.

      (j) Governing Law. As an incentive to alternative dispute resolution the parties have agreed concerning disputes arising hereunder: (1) OpenSite may only commence legal proceedings against Client in a state or federal court sitting in (insert Client's county here)_County_(insert Client's state here), in which event, this License agreement will be construed under the internal laws of the State of (insert Client's state here) and (2) Client may only commence legal proceedings against OpenSite in state or federal court sitting in North Carolina, in which event, this License Agreement will be construed under the internal laws of the State of North Carolina; provided that once litigation is initiated by one of the parties, the parties, the other may assert counterclaims in those proceedings.

      (k) Counterparts. This Agreement is executed and delivered by the parties in more than one counterpart, each of which shall be deemed to be an original, and all of which shall be deemed to be the same Agreement.

      (l) Headings. The underlined headings herein are for convenience only and shall not affect the interpretation of this Agreement.

      (m) Publicity. OpenSite may prepare press releases concerning the existence of this Agreement and may reference Client and this Agreement in its advertising, sales promotions, trade shows, or other marketing material. Additionally, Client agrees to have the Auction Site display a "Powered by OpenSite" logo as provided by OpenSite.


      IN WITNESS WHEREOF, this Agreement has been executed and delivered by OpenSite and Client as of the Effective Date.

OPENSITE TECHNOLOGIES, INC.


By:_____________________________

Title:__________________________

CLIENT

By:_____________________________

Title:__________________________

                                    EXHIBIT A
                                AUCTION POLICIES



THE FOLLOWING ARE THE STANDARD OPENSITE AUCTION HOSTING POLICIES:

-     Number of categories and sub-categories limited to 100.

-     Item images uploaded must be less than 50,000 bytes (50KB each).

-     Single Auction duration must be at least 24 hours.

- Client must provide new auction item information at least 48 hours prior to an auction opening.

- Item information must be provided in the specified Item Upload file format.

THE FOLLOWING POLICY CHANGES MAY BE MADE:

-     Total Number of categories and sub-categories up to 899

-     Large item images

-     Auctions shorter than 24 hours.


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                                    EXHIBIT B
                                AUCTION SERVICES



THE FOLLOWING ADMINISTRATION SERVICES ARE PROVIDED AS PART OF THE CONCIERGE AUCTION SERVICES:

-     Software Installation and Configuration at hosting site

-     Initial Site Design not to exceed two (2) days

-     Web Server sizing, administration and maintenance 24hrs x 7days/week

- Daily uploading of auction items to the Auction Site based on Client Content provided in the proper format

-     Issue auction results and reports including:

- Email notification to both Client and Winner (Client's customer) within 24 hours of auction closing

- Results and reports to include winning user information, shipping address and payment processing data within 2 business days of an auction closing.

-     A Monthly report on all customer including contact information


THE FOLLOWING ADMINISTRATION SERVICES ARE AVAILABLE AT EXTRA CHARGE:

- Customized reports in hard copy or specialized format such as Quickbooks or MS Access

- Integration with Transaction Processing systems such as CyberCash or Open Market Transact

-     Integration with a fulfillment system

-     Integration with customer's ad serving system

-     Private Labeled AuctionWatch Desktop

- Auction administration training (Admin access is not provided as part of base service)




THE FOLLOWING OPENSITE AUCTION SOFTWARE COMPONENTS ARE PROVIDED AS PART OF THE CONCIERGE AUCTION SERVICES:

- Single auction type auction with multiple categories and sub categories as agreed upon in Specifications

-     Bidder registration

-     AuctionWatch features

-     Bidding Activity Feature

-     New Item Listings

-     Winners Listing

-     Activate Hot Item Component

-     Activate OpenSite Search Engine

-     Activate Category Watch Module

-     Dynamic Paging

THE FOLLOWING OPENSITE AUCTION SOFTWARE COMPONENTS MAY BE ADDED AT EXTRA CHARGE:

-     AuctionRate(TM)Component

-     Banner Ad Module

-     Classified Ads Module

-     Online Store Module

-     Sellers Module

-     Multiple Auction Types

-     Private Auction Module

-     Custom Security Features


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                                    EXHIBIT C
                         SPECIFICATIONS FOR AUCTION SITE

For the term of this contract, OpenSite will provide an Auction Service using the English auction format allowing both single and multiple unit auction lots.


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                                    EXHIBIT D
                              DEVELOPMENT SCHEDULE


                                 Not Applicable


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                                    EXHIBIT E
              STANDARD FEES AND HOURLY RATES FOR CUSTOM DEVELOPMENT

                                 Not Applicable


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                                    EXHIBIT F
                                AUCTION SITE FEES


ONE-TIME SETUP FEE                  $ 2,500


The One-time Setup Fee is for services provided by OpenSite regarding initial installation and implementation of the Auction Site.

MONTHLY FEE SCHEDULE


           -------------------------------------------------------
            NUMBER OF HELD AUCTIONS        MONTHLY LICENSE
                                                 FEE
           -------------------------------------------------------
           001 - 100                           *$2,500
            -------------------------------------------------------
           101 - 250                            $5,500,
           -------------------------------------------------------
           251 - 400                            $7,750
           -------------------------------------------------------
           Each Additional 100 Auctions         $1,250
           -------------------------------------------------------

            *  Minimum Monthly Fee


PAYMENT TERMS

Client shall pay to OpenSite the Minimum Monthly Fee for the first month of the contract, plus the One-time Setup Fee and any completed Custom Development Fees in advance of the first day of the Auction Site going live. If the number of Held Auctions during the prior month exceeds the Minimum Monthly Fee for which Client has paid in advance, Client shall pay an additional fee equal to the difference between the Minimum Monthly Fee and the applicable fee due based on the number of Held Auction. The Minimum Monthly Fee and any additional fees are due within 10 days of receiving the prior months auction results from OpenSite. For the purposes of this Agreement, a "Held Auction" shall mean any auction that opens on the Auction Site, whether or not that auction receives any bids or results in any winners.


FEES DUE PRIOR TO LAUNCH OF AUCTION SITE:

One-time Setup Fee                  $2,500

First Month of Service Fee          $2,500

Total                               $5,000


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